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                                                                    EXHIBIT 77G

For the period ending: 03/31/2011
File number: 811-05009
DEFAULTS AND ARREARS ON SENIOR SECURITIES

1) Colorado Centre Metropolitan District LTD Tax and Special Revenue Series 1992B 0.00% due 1/1/2032
   In default: Interest
   Date of default: 1995
   Default per $1,000: $6,465,662

2) Colorado Housing and Finance Authority Economic Development Revenue (Micro Business Development Corporation Project Series 2005 6.75% due 12/1/2010
   In default: Interest
   Date of default: 7/2008
   Default per $1,000: $3,755,000

3) Conifer Metropolitan District Jefferson County Supplemental Interest Coupons Series 2006, 0.00% due 12/1/2010--2031
   In default: Principal
   Date of Default: 12/01/2010
   Default per $1,000 face: $7,470,000

4) Ft. Lupton, Colorado Golf Course Revenue Anticipation Warrants Series 1996A, 8.50% due 12/15/2015
   In default: Interest
   Date of default: June 2002
   Default per $1,000 face: $620,000

5) PV Water and Sanitation Metropolitan District Capital Appreciation Bonds due 12/15/2017
   In default: Principal and Interest
   Date of default: 3/7/2012
   Default per $1,000: $14,000,000

6) Tabernash Meadows, LLC A Colorado Limited Liability Company, 24.00% due 2/9/2002
   In default: Interest
   Date of default: 2/9/2002
   Default per $1,000: $227,347